Exhibit 99.2

SEPARATION AGREEMENT AND GENERAL RELEASE OF ALL CLAIMS

THIS SEPARATION AGREEMENT AND GENERAL RELEASE OF ALL CLAIMS (this “Agreement”) is made and entered into as of this 17th day of December, 2010, by and between Arthur L. Buser, Jr., an individual (the “Executive”), and Sunstone Hotel Investors, Inc., a Maryland corporation, (“Sunstone”) and Sunstone Hotel Partnership, LLC, a Delaware limited liability company (the “Operating Partnership”) (together with Sunstone, the “Company”).

WHEREAS, Executive is employed by the Company as its Chief Executive Officer pursuant to that certain employment agreement dated as of July 21, 2008, as amended (the “Employment Agreement”);

WHEREAS, Executive and the Company now desire to terminate their employment relationship and to resolve amicably, fully and finally all matters between them, including, but in no way limited to, those matters relating to the employment relationship between them and the termination of that relationship;

WHEREAS, the Company has agreed to provide Executive with certain additional rights and benefits (as described below) in exchange for Executive’s full release of any and all claims that Executive may have against the Company and/or any of the “Executive Released Parties” (as that term is defined herein) as provided herein, Executive’s cooperation in certain matters relating to the business of the Company and the Executive Released Parties as provided herein, and all of the other covenants, promises and terms contained in this Agreement; and

NOW THEREFORE, in consideration of the recitals above and the mutual promises and obligations contained herein, and other good and valuable consideration, the receipt and sufficiency of which are expressly acknowledged, it is agreed as follows:

1. Resignation. Executive hereby resigns from his employment and any and all offices, directorships and other positions with the Company, as well as each subsidiary or affiliate of the Company, and the Company hereby accepts such resignation, effective December 17, 2010 (the “Resignation Date”). Executive acknowledges and agrees that he will have no further duties or responsibilities and no further authority on behalf of the Company or its affiliates after the Resignation Date, other than as specifically set forth herein.

2. Accrued Obligations. The Company will pay to Executive his full base salary, at the annual rate of $650,000, along with all accrued, unused vacation in accordance with Company policy, through the Resignation Date, regardless of whether Executive signs this Agreement (the “Accrued Obligations”). For avoidance of doubt, the parties acknowledge that Executive currently has 169.92 hours of accrued, unused vacation as of the date hereof. Executive’s benefits shall continue thought the Resignation Date, and his benefits will not continue thereafter, except as provided in this Agreement. Executive shall also be reimbursed for all business expenses incurred in accordance with Company Policy for which he was not previously reimbursed. Executive understands that except as set forth in Section 2 and Section 3, Executive shall not be entitled to any further wages (including bonuses or other incentive compensation) or benefits from the Company.

3. Separation Benefits. In consideration of Executive’s release of all claims and his other covenants and agreements contained herein, and provided that this Agreement has been executed by Executive by the twenty-first (21st) day following the date of presentation hereof and has not been revoked by Executive as of the eighth (8th) calendar day following Executive’s execution of this Agreement, the Company shall provide Executive with the following separation benefits:

(a)	Sunstone shall pay Executive $2,420,846, consisting of two (2) times his current annual base salary ($650,000) and two (2) times his annual bonus for the past year ($569,423), less all applicable federal, state, and/or local taxes and all other authorized payroll deductions in a single lump sum on July 1, 2011.

(b)	On July 1, 2011, Sunstone shall pay to Executive $44,470.49. Executive shall be eligible to elect to continue his healthcare benefits in accordance with COBRA and/or Cal-COBRA at his own expense and shall be responsible for timely electing to continue his and his family’s healthcare insurance benefits under COBRA and/or Cal-COBRA if he desires to do so, and such continuation shall be subject to the applicable laws and regulations under COBRA and/or Cal-COBRA.

(c)	In February 2011, Sunstone shall pay into Executive’s 401k account a $7350 matching contribution for 2010, and on July 1, 2011, pay to Executive an amount equal to the amount the Company would have contributed as a profit sharing contribution to Executive’s 401k account for 2010 had he remained employed with the Company through the date of such profit sharing contribution.

(d)	On the Effective Date, as defined in Section 8, 276,122.66 shares of unvested restricted stock shall become vested and immediately unrestricted. Executive may satisfy the minimum statutory withholding obligation imposed under Section 3.2(a) of the Sunstone Hotel Investors, Inc. 2004 Long-Term Incentive Plan, as amended effective May 5, 2010, (the “LTIP”) as specified in Section 3.2(b) of the LTIP. For the avoidance of doubt, the following equity will vest:

Grant Date	Number of Shares of Stock That Will Vest (and original vesting schedule date)
July 21, 2008	38,233 (July 21, 2011) and 47,792 (July 21, 2012)
January 22, 2009	54,878 (February 5, 2011) and 73,171 (February 5, 2012)
February 18, 2010	31,024.33 (February 18, 2011) and 31,024.33 (February 18, 2012)
Total	276,123

All other unvested equity grants shall not vest, but shall terminate as of the Resignation Date and Executive shall have no further rights therein.

Executive hereby acknowledges and agrees that, he shall not be eligible to receive any payments or other consideration under this Agreement until after the Effective Date. For avoidance of doubt, Executive acknowledges and agrees that if he does not timely sign this Agreement, or if he revokes this Agreement, he will have no right to receive any of the payments or benefits under this Agreement, and the Company shall have no further obligation to him hereunder. Notwithstanding the foregoing, Executive will receive his regular compensation through the termination of his employment.

The Company and Executive understand and agree that the payments and benefits provided in this Agreement are not materially related to any known or contemplated change in control within the meaning of Section 280G of the Internal Revenue Code. The Company represents that as of the Resignation Date, it does not know of an event or contemplate an event that would constitute a change in control within the meaning of Section 280G of the Internal Revenue Code of the Company or Section 5 of the Employment Agreement on or before March 17, 2011.

4. No Other Separation Benefits. As of the Effective Date, the payments and benefits provided hereunder are in lieu of any severance payment or severance benefits under the Employment Agreement, any Company severance plan or any other Company plan, policy, program or arrangement whatsoever, whether written or unwritten, formal or informal, Executive’s rights to any severance compensation or severance benefits from the Company, other than as set forth herein, shall cease as of the Resignation Date, and Executive’s active participation in any other Company plan, policy, program or arrangement whatsoever, whether written or unwritten, formal or informal, shall cease as of the Resignation Date and Executive’s rights and benefits thereunder shall be governed in accordance with the terms of such plan, policy, program or arrangement.

5. Code Section 409A. The parties intend that Executive shall not be subject to the payment of additional taxes and interest under Section 409A of the Code with respect to any of the payments or benefits being made to Executive under this Agreement. In furtherance of this intent, and notwithstanding anything to the contrary in this Agreement, this

Agreement shall be interpreted, operated, and administered in a manner consistent with these intentions, and the payment of consideration, compensation, and benefits pursuant to this Agreement shall be interpreted and administered in a manner intended to avoid the imposition of additional taxes under Section 409A of the Code.

(e)	Notwithstanding any provision to the contrary in this Agreement, no payment or distribution under this Agreement which constitutes an item of deferred compensation under Section 409A of the Code and becomes payable by reason of Executive’s termination of employment with the Company will be made to Executive unless Executive’s termination of employment constitutes a “separation from service” (as such term is defined in Treasury Regulations issued under Section 409A of the Code).

(f)	In addition, no such payment or distribution will be made to Executive prior to the earlier of (i) the expiration of the six (6)-month period (the “Six-Month Delay”) measured from the date of Executive’s “separation from service” (as such term is defined in Treasury Regulations issued under Section 409A of the Code) or (ii) the date of Executive’s death, if Executive is deemed at the time of such separation from service to be a “key employee” within the meaning of that term under Section 416(i) of the Code and to the extent such delayed commencement is otherwise required in order to avoid a prohibited distribution under Section 409A(a)(2) of the Code. All payments and benefits which had been delayed pursuant to the immediately preceding sentence shall be paid to Executive in a lump sum upon expiration of such six-month period (or, if earlier, upon the Executive’s death).

(g)	To the extent that any reimbursable expenses hereunder (including, without limitation, expenses paid or reimbursed under Section 2) are deemed to constitute compensation to Executive, such expenses shall be paid or reimbursed reasonably promptly, but not later than by December 31 of the year following the year in which the expense was incurred. The amount of such expenses eligible for reimbursement in one calendar year shall not affect the amount of expenses eligible for reimbursement in any other calendar year, and Executive’s right to reimbursement of any such expenses shall not be subject to liquidation or exchange for any other benefit.

6. General Release by Executive. Subject to Section 7 below, Executive hereby releases and discharges forever the Company, and each of its divisions, affiliates and subsidiaries, and each of their present and former directors, officers, employees, trustees, agents, attorneys, administrators, plans, plan administrators, parent corporations, subsidiaries, divisions, related and affiliated companies and entities, shareholders, members, representatives, predecessors, successors and assigns, and all persons acting by, through, under or in concert with them (hereinafter collectively referred to as the “Executive Released Parties”), from and against all liabilities, claims, demands, liens, causes of action, charges, suits, complaints, grievances, contracts, agreements, promises, obligations, costs, losses, damages, injuries, attorneys’ fees, and other legal responsibilities (collectively referred to as “Claims”), of any form whatsoever, including, but not limited to, any claims in law, equity, contract, tort, or any claims under the California Labor Code, the California Civil Code, the California Business and Professions Code, the California Fair Employment and Housing Act, Title VII of the Civil Rights Act of 1964, as amended, the Americans With Disabilities Act, the Age Discrimination in Employment Act (“ADEA”), as amended by the Older Workers Benefit Protection Act of 1990 (29 U.S.C. §§ 621, et seq.), the Sarbanes-Oxley Act of 2002, the Employee Retirement Income Security Act of 1974, or any other local ordinance or federal or state statute, regulation or constitution, whether known or unknown, unforeseen, unanticipated, unsuspected or latent, which Executive or Executive’s successors in interest now own or hold, or have at any time heretofore owned or held, or may at any time own or hold by reason of any matter or thing arising from any cause whatsoever prior to the date of execution of this Agreement, and without limiting the generality of the foregoing, from all claims, demands and causes of action based upon, relating to, or arising out of: (a) Executive’s employment relationship with the Company and/or any of the Executive Released Parties and the termination of that relationship; (b) Executive’s relationship as a shareholder in any of the Executive Released Parties; (c) Executive’s relationship with any of the Executive Released Parties as a member of any boards of directors; and (d) any other type of relationship (business or otherwise) between Executive and any of the Executive Released Parties.

7. Exclusions from General Release. Notwithstanding the generality of Section 6, Executive does not release the following claims and rights:

(a)	Executive’s rights under this Agreement;

(b)	Executive’s rights under Section 7 of the Employment Agreement;

(c)	Executive’s rights as a shareholder in any of the Executive Released Parties with respect to any claims arising after the Resignation Date;

(d)	any claims for unemployment compensation or any state disability insurance benefits pursuant to the terms of applicable state law;

(e)	claims to continued participation in certain of the Company’s group benefit plans pursuant to the terms and conditions of the federal law known as COBRA or the comparable California law known as Cal-COBRA;

(f)	any rights vested prior to the Resignation Date to benefits under any Company-sponsored retirement or welfare benefit plan;

(g)

Executive’s rights to any restricted stock vested prior to the Resignation Date or pursuant to this Agreement, and, subject to the terms of this Agreement, his rights under the July 21, 2008, January 22, 2009 and

February 18, 2010 restricted stock award certificates and restricted stock award agreements, and the LTIP;

(h)	Executive’s rights to indemnity and/or advancement of expenses pursuant to applicable state law, the Company’s articles, bylaws or other corporate governance documents, the protections of any director’ and officers’ liability policies of the Company or any of its affiliates, and/or the indemnification agreement by and between Executive and the Company dated as of July 21, 2008 (the “Indemnity Agreement”), whether or not arising out of events pre- or post-dating this Agreement; and

(i)	any other right that may not be released by private agreement.

(collectively, the “Executive Unreleased Claims”).

8. Rights Under the ADEA. Without limiting the scope of the foregoing release of Claims in any way, Executive certifies that this release constitutes a knowing and voluntary waiver of any and all rights or claims that exist or that Executive has or may claim to have under ADEA. This release does not govern any rights or claims that might arise under the ADEA after the date this Agreement is signed by the parties. Executive acknowledges that: (a) the consideration provided pursuant to this Agreement is in addition to any consideration that he would otherwise be entitled to receive; (b) he has been and is hereby advised in writing to consult with an attorney prior to signing this Agreement; (c) he has been provided a full and ample opportunity to review this Agreement, including a period of at least twenty-one (21) days within which to consider it; (d) to the extent that Executive takes less than twenty-one (21) days to consider this Agreement prior to execution, Executive acknowledges that he had sufficient time to consider this Agreement with counsel and that he expressly, voluntarily and knowingly waives any additional time; and (e) Executive is aware of his right to revoke this Agreement at any time within the seven (7)-day period following the date on which he executes the Agreement and that the Agreement shall not become effective or enforceable until the calendar day immediately following the expiration of the seven (7)-day revocation period (the “Effective Date”). Executive further understands that he shall relinquish any right he has to the consideration specified in this Agreement if he exercises his right to revoke it, and shall instead receive only such consideration as provided in his Employment Agreement. Notice of revocation must be made in writing and must be received by the Executive Chairman of the Board of Directors of the Company, no later than 5:00 p.m. (Pacific Time) on the seventh (7th) calendar day immediately following the date on which Executive executes this Agreement.

9. Unknown Claims. It is further understood and agreed that Executive waives all rights under Section 1542 of the California Civil Code and/or any statute or common law principle of similar effect in any jurisdiction with respect to any Claims other than the Executive Unreleased Claims. Section 1542 reads as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT

TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

Notwithstanding the provisions of Section 1542 or any statute or common law principle of similar effect in any jurisdiction, and for the purpose of implementing a full and complete release and discharge of all claims, Executive expressly acknowledges that this Agreement is intended to include in its effect, without limitation, all claims which Executive does not know or suspect to exist in Executive’s favor at the time of execution hereof, and that the general release agreed upon contemplates the extinguishment of any such claims.

10. Covenant Not To Sue. Executive represents and covenants that he has not filed, initiated or caused to be filed or initiated, any Claim, charge, suit, complaint, grievance, action or cause of action against the Company or any of the Executive Released Parties. Except to the extent that such waiver is precluded by law, Executive further promises and agrees that he will not file, initiate, or cause to be filed or initiated any Claim, charge, suit, complaint, grievance, action, or cause of action based upon, arising out of, or relating to any Claim, demand, or cause of action released herein, nor shall Executive participate, assist or cooperate in any Claim, charge, suit, complaint, grievance, action or proceeding regarding any of the Executive Released Parties, whether before a court or administrative agency or otherwise, unless required to do so by law. The parties acknowledge that this Agreement will not prevent the Executive from filing a charge with the Equal Employment Opportunity Commission (or similar state agency) or participating in any investigation conducted by the Equal Employment Opportunity Commission (or similar state agency); provided, however, that Executive acknowledges and agrees that any Claims by Executive, or brought on his behalf, for personal relief in connection with such a charge or investigation (such as reinstatement or monetary damages) would be and hereby are barred.

11. No Assignment. Executive represents and warrants that he has made no assignment or other transfer, and covenants that he will make no assignment or other transfer, of any interest in any Claim which he may have against the Executive Released Parties, or any of them.

12. Indemnification of Executive Released Parties. Executive agrees to indemnify and hold harmless the Executive Released Parties, and each of them, against any loss, claim, demand, damage, expenses, or any other liability whatsoever, including reasonable attorneys’ fees and costs resulting from: (a) any assignment or transfer, or attempted assignment or transfer, of any Claims released hereunder or (b) any action or proceeding brought by Executive or Executive’s successors in interest, or any other, if such action or proceeding arises out of, is based upon, or is related to any Claims, demands, or causes of action released herein; provided, however, that this indemnification provision shall not apply to any challenge by Executive of the release of claims under the ADEA, Title VII, or similar discrimination laws, and any right of the Executive Released Parties to recover attorneys’ fees and/or expenses for such breach shall be governed by applicable law. It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by any of the Executive Released Parties under this indemnity.

13. No Admission. Executive and the Company each understands that the foregoing payments and consideration are received by Executive and the Company in connection with the parties’ resolution of all matters between them, including, but not limited to, all matters relating to their employment relationship and the termination of that relationship, and that neither this Agreement nor the aforesaid payments and consideration are to be construed as an admission on the part of any of the Executive Released Parties or the Company Released Parties of any wrongdoing or liability, nor to be admissible as evidence in any proceeding, other than for enforcement of the provisions of this Agreement.

14. Non-Disparagement by Executive. Subject to Section 17, Executive agrees not to make any statements, whether written or oral, that are disparaging of the Executive Released Parties and/or their businesses. For avoidance of doubt, statements by Executive, which Executive reasonably and in good faith believes to be accurate and truthful, made to the Company, or its subsidiaries, affiliates or representatives pursuant to Executive’s obligations under Section 16 hereof shall not be deemed a violation of this Section 14. The parties recognize that the damages that may result from a breach of this Section 14 are uncertain; consequently, the parties agree that $5,000 is a reasonable estimate of the damages that result from each violation of this Section 14, and agree that the Executive shall be obligated to pay $5,000 per violation as liquidated damages. In the event that any of the Executive Released Parties believe Executive has breached this Section 14, their sole remedy shall be to seek liquidated damages through arbitration in accordance with Section 25 of this Agreement, and that in the event of any such arbitration, the prevailing party shall be entitled to an award of his, her or its reasonable attorneys’ fees and costs in prosecuting or defending the claim of a violation of this Section 14.

15. Non-Disparagement by the Company. The Company and the Directors who are signatories to this Agreement agree not to make any statements, written or oral, that are disparaging of Executive and/or his businesses. The foregoing portion of this Section shall apply only to representatives of the Company at the level of executive officer or director or individuals acting at their direction. The parties recognize that the damages that may result from a breach of this Section 15 are uncertain; consequently, the parties agree that $5,000 is a reasonable estimate of the damages that result from each violation of this Section 15, and agree that the Company or the Directors who are signatories to the Agreement shall be obligated to pay $5,000 per violation as liquidated damages. In the event that Executive believes the Company or the Directors has breached this Section 15, Executive’s sole remedy shall be to seek liquidated damages through arbitration in accordance with Section 25 of this Agreement, and that in the event of any such arbitration, the prevailing party shall be entitled to an award of his, her or its reasonable attorneys’ fees and costs in prosecuting or defending the claim of a violation of this Section 15.

16. Cooperation. Subject to Section 17, Executive agrees to cooperate fully with the Company and its subsidiaries and affiliates in transitioning his duties in response to reasonable requests for information about the business of the Company or its subsidiaries or affiliates or Executive’s involvement and participation therein; the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Company or its subsidiaries or affiliates which relate to event or occurrences that transpired while Executive was employed by the Company; and in connection with any investigation or review by any federal, state or local regulatory, quasi-regulatory or self-governing authority (including, without limitation, the Securities and Exchange Commission) as any such investigation or review relates to events or occurrences that transpired while Executive was employed by the Company. Executive’s full cooperation shall include, but not be limited to, being available to meet and speak with officers or employees of the Company and/or its counsel at reasonable times and locations, executing accurate and truthful documents, appearing at the Company’s request as a witness at depositions, trials or other proceedings without the necessity of a subpoena, and taking such other actions as may reasonably be requested by of the Company and/or its counsel to effectuate the foregoing. In requesting such services, the Company will consider other commitments that Executive may have at the time of the request, and Executive’s availability and obligations under this Section shall in all instances reasonably be subject to Executive’s other commitments. Moreover, Executive shall not be required to spend more than 5 hours in any calendar month in response to requests from the Company; however, this limitation shall not apply to testimony compelled by legal process of any court or governmental agency of competent jurisdiction. The Company agrees to reimburse Executive for any reasonable, out-of-pocket travel, hotel and meal expenses incurred in connection with Executive’s performance of obligations pursuant to this Section for which Executive has obtained prior, written approval from the Company, and the Company shall pay Executive $350 per hour for any services performed by Executive at the request of the Company pursuant to this Section 16.

17. Truthful Testimony; Notice of Request for Testimony. Nothing in this Agreement is intended to or shall preclude either party from providing testimony that such party reasonably and in good faith believes to be truthful in response to a valid subpoena, court order, regulatory request or other judicial, administrative or legal process or otherwise as required by law. Executive shall notify the Company in writing as promptly as practicable after receiving any such request of the anticipated testimony and at least ten (10) days prior to providing such testimony (or, if such notice is not possible under the circumstances, with as much prior notice as is possible) to afford the Company a reasonable opportunity to challenge the subpoena, court order or similar legal process. Moreover, nothing in this Agreement shall be construed or applied so as to limit any person from providing candid statements that such party reasonably and in good faith believes to be truthful to any governmental or regulatory body or any self-regulatory organization.

18. General Release by the Company. Subject to Section 19 below, the Company and each of the members of the Board of Directors (the “Company Releasors”) hereby releases and discharges forever Executive and his heirs, estates, successors and assigns, attorneys, and all persons acting by, through, under or in concert with them (hereinafter collectively referred to as the “Company Released Parties”), from and against all liabilities, claims, demands, liens, causes of action, charges, suits, complaints, grievances, contracts, agreements, promises, obligations, costs, losses, damages, injuries, attorneys’ fees, and other legal responsibilities (collectively referred to as “Claims”), of any form whatsoever, including, but not limited to, any claims in law, equity, contract, tort, or any local ordinance or federal or state statute, regulation or constitution, whether known or unknown, unforeseen, unanticipated, unsuspected or latent, which the Company Releasors or their successors in interest now own or hold, or have at any time heretofore owned or held, or may at any time own or hold by reason of any matter or thing arising from any cause whatsoever prior to the date of execution of this Agreement, and without limiting the generality of the foregoing, from all claims, demands and causes of action based upon, relating to, or arising out of: (a) Executive’s employment relationship with the Company and/or any of the Executive Released Parties and the termination of that relationship; (b) Executive’s relationship as a shareholder, optionholder or holder of any interest whatsoever in any of the Executive Released Parties; (c) Executive’s relationship with any of the Executive Released Parties as a member of any boards of directors; and (d) any other type of relationship (business or otherwise) between Executive and any of the Executive Released Parties.

19. Exclusions from General Release. Notwithstanding the generality of Section 18, the Company Releasors’ do not release the following claims and rights:

(a)	Any claims against the Company Released Parties that would not be subject to indemnification by the Company pursuant to the Indemnification Agreement;

(b)	The Company’s rights under this Agreement;

(c)	The Company’s rights under Section 7 of the Employment Agreement;

(d)	Subject to the terms of this Agreement, the Company’s rights under the July 21, 2008, January 22, 2009 and February 18, 2010 restricted stock award certificates and restricted stock award agreements, and LTIP; and

(e)	any other right that may not be released by private agreement.

(collectively, the “Company Unreleased Claims”).

20. Unknown Claims. It is further understood and agreed that the Company Releasors waive all rights under Section 1542 of the California Civil Code and/or any statute or common law principle of similar effect in any jurisdiction with respect to any Claims other than the Company Unreleased Claims. Section 1542 reads as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

Notwithstanding the provisions of Section 1542 or any statute or common law principle of similar effect in any jurisdiction, and for the purpose of implementing a full and complete release and discharge of all claims, the Company Releasors expressly acknowledge that this Agreement is intended to include in its effect, without limitation, all claims which the Company Releasors do not know or suspect to exist in their favor at the time of execution hereof, and that the general release agreed upon contemplates the extinguishment of any such claims.

21. Covenant Not To Sue. The Company Releasors represent and covenant that they have not filed, initiated or caused to be filed or initiated, any Claim, charge, suit, complaint, grievance, action or cause of action against Executive or any of the Company Released Parties. Except to the extent that such waiver is precluded by law, the Company Releasors further promise and agree that they will not file, initiate, or cause to be filed or initiated any Claim, charge, suit, complaint, grievance, action, or cause of action based upon, arising out of, or relating to any Claim, demand, or cause of action released herein, nor shall the Company Releasors participate, assist or cooperate in any Claim, charge, suit, complaint, grievance, action or proceeding regarding any of the Company Released Parties, whether before a court or administrative agency or otherwise, unless required to do so by law.

22. No Assignment. The Company Releasors represent and warrant that they have made no assignment or other transfer, and covenants that it will make no assignment or other transfer, of any interest in any Claim which he may have against the Company Released Parties, or any of them.

23. Indemnification of Company Released Parties. The Company agrees to indemnify and hold harmless the Company Released Parties, and each of them, against any loss, claim, demand, damage, expenses, or any other liability whatsoever, including reasonable attorneys’ fees and costs resulting from: (a) any assignment or transfer, or attempted assignment or transfer, of any Claims released hereunder or (b) any action or proceeding brought by the Company Releasors or the Company Releasors’ successors in interest, or any other, if such action or proceeding arises out of, is based upon, or is related to any Claims, demands, or causes of action released herein. It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by any of the Company Released Parties under this indemnity.

24. Return of Property. Executive covenants and agrees that he shall immediately return to the Company, on or before the Resignation Date, all Company property in his possession, custody or control, consisting of Executive’s keys, gym card and credit card, but excluding the mobile phone issued to the Executive. Executive represents and warrants that he does not have possession, custody or control of any additional Company property. The Company shall return to Executive a chair, artwork and laptop privacy screen owned by Executive. The Company shall allow executive to download personal information and records from the Company-issued laptop used by Executive, and shall remove such information from the Company’s systems. The parties agree that such downloading shall be done under the supervision of Company personnel and/or its designated information technology consultant to ensure that Company information is not downloaded.

25. Arbitration. Except as is necessary for any of the Executive Released Parties or the Company Released Parties to enforce their rights under this Agreement through provisional or interim injunctive relief or specific performance, the parties agree that any disputes or controversies arising out of, relating to or in connection with this Agreement and/or Executive’s employment relationship with the Company and the termination of that relationship shall be submitted to binding arbitration before a single neutral arbitrator in Los Angeles, California, in accordance with the rules of the JAMS governing employment disputes then in effect, as the exclusive remedy for resolving any and all such disputes. Judgment may be entered on the arbitrator’s award in any court having jurisdiction. Each party shall bear one-half of the arbitration fees and expenses.

26. Notices. All notices, requests, demands and other communications that are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered, or, if not personally delivered shall be deemed to have been duly given (i) the day it is transmitted if transmitted by telecopy, electronic or digital transmission method with electronic confirmation of receipt; (ii) the day after it is sent, if sent for next-day delivery to a domestic address by recognized overnight delivery service (e.g., FedEx); and (iii) on the third day after it is sent, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

If to the Company:	Sunstone Hotel Investors, Inc.. 120 Vantis, Suite 350 Aliso Viejo, CA 92656 Attention: Executive Chairman, Board of Directors
with a copy to:	Latham & Watkins LLP 355 South Grand Avenue Los Angeles, CA 90071-1560 Attention: Steven B. Stokdyk
If to Executive:	Arthur L. Buser, Jr. 205 Monarch Bay Drive Dana Point, CA 92629
with a copy to:	Gregory J. Scandaglia Scandaglia & Ryan Suite 3400 55 East Monroe Chicago, IL 60603 And Carla J. Rozycki

Jenner & Block LLP 353 North Clark Street Chicago, IL 60654-3456

Either Party may change the address for notice by sending written notice of a change of address to the other Party in accordance with this Section.

27. No Presumption Against Drafter. Executive and the Company understand that this Agreement is deemed to have been drafted jointly by the parties. Any uncertainty or ambiguity shall not be construed for or against any party based on attribution of drafting to any party.

28. Headings. The Section headings in this Agreement are for the convenience of the parties only, and shall not limit or modify, in any way, the contents of this Agreement or any Section of this Agreement.

29. Counterparts. This Agreement may be executed in counterparts, which together shall constitute one and the same Agreement. The parties may execute more than one copy of this Agreement, each of which copies shall constitute an original. A facsimile signature shall be deemed to be the same as an original signature.

30. Attorneys’ Fees. Except as otherwise provided in this Agreement, each party shall bear its own attorney’s fees in the event of any dispute arising out of or relating to this Agreement and/or in connection with the negotiation of this Agreement, provided however, that the Company shall pay up to $25,000 to Executive’s Counsel to defray fees actually incurred by Executive in connection with the negotiation of this Agreement.

31. Entire Agreement. Executive and the Company understand that this Agreement represents the entire agreement and understanding between the parties with respect to the subject matter hereof and, except as expressly stated in this Agreement, supersedes any prior agreement, understanding or negotiations respecting such subject matter, including but not limited to the Executive’s Employment Agreement; provided, however, that this agreement shall not supersede: (i) Executive’s obligations under any agreement, including his Employment Agreement, with respect to any restrictions on the use of confidential information or trade secrets, any restriction on the solicitation of employees or any assignment of intellectual property rights; (ii) the parties’ rights under the Indemnity Agreement; (iii) the parties’ rights, except as modified by the Agreement, under the July 21, 2008, January 22, 2009 and February 18, 2010 restricted stock award certificates and restricted stock award agreements, and the LTIP, as amended effective May 5, 2010; and (iv) the parties’ rights under Section 7 of the Employment Agreement. No change to or modification of this Agreement shall be valid or binding unless it is in writing and signed by Executive and a duly authorized representative of the Company.

32. No Reliance. Executive and the Company understand and acknowledge that reliance is placed wholly upon Executive’s and the Company’s own judgment, belief and knowledge as to the propriety of entering into this Agreement. Executive and the Company further acknowledge that each of them is relying solely upon the contents of this Agreement, that there have been no other representations or statements made by any of the Executive Released Parties or Executive, and that Executive and the Company are not relying on any other representations or statements whatsoever of any of the Executive Released Parties or Executive as an inducement to enter into this Agreement, and if any of the facts upon which Executive or the Company now relies in making this Agreement shall hereafter prove to be otherwise, this Agreement shall nonetheless remain in full force and effect.

33. No Waiver. No waiver of any breach of any term or provision of this Agreement shall be construed to be, nor shall be, a waiver of any other breach of this Agreement. No waiver shall be binding unless in writing and signed by the party waiving the breach.

34. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the heirs, representatives, successors and assigns of each of the parties to it.

35. Choice of Law. This Agreement shall be governed and construed under the laws of the State of California, without regard to its conflict of laws rules.

36. Announcement. Executive shall have an opportunity to review the Form 8-K to be filed in connection with the Agreement prior to its filing.

37. Acknowledgement. Executive acknowledges that Executive has personally read this Agreement and that Executive has reviewed, or has had the opportunity to review, this Agreement with legal counsel of Executive’s own choosing. Executive further acknowledges that he has been provided a full and ample opportunity to study this Agreement, that it fully and accurately reflects the content of any and all understandings and agreements between the parties concerning the matters referenced herein. The Company acknowledges that it has reviewed, or has had the opportunity to review, this Agreement with legal counsel of the Company’s own choosing. The Company further acknowledges that it has been provided a full and ample opportunity to study this Agreement, that it fully and accurately reflects the content of any and all understandings and agreements between the parties concerning the matters referenced herein.

[Signature page follows]

IN WITNESS WHEREOF, this Agreement is executed by the parties hereto as of the date indicated by the signature.

DATED: December 17, 2010		/s/ Arthur L. Buser, Jr.
Arthur L. Buser, Jr.

Sunstone Hotel Investors, Inc., a Maryland corporation

DATED: December 17, 2010	By:	/s/ Robert A. Alter
Robert A. Alter

	Its:	Executive Chairman of the Board of Directors

Sunstone Hotel Partnership, LLC, a Delaware limited liability company

DATED: December 17, 2010	By:	/s/ Robert A. Alter
Robert A. Alter

	Its:	Manager

For purposes of Sections 15 and 18 through 23 only:

DATED: December 17, 2010	/s/ Robert A. Alter
Robert A. Alter

DATED: December 17, 2010	/s/ Lewis N. Wolff
Lewis N. Wolff

DATED: December 17, 2010	/s/ Thomas A. Lewis, Jr.
Thomas A. Lewis, Jr.

DATED: December 17, 2010	/s/ Z. Jamie Behar
Z. Jamie Behar

/s/ Keith M. Locker
DATED: December 17, 2010	Keith M. Locker

DATED: December 17, 2010	/s/ Keith P. Russell
Keith P. Russell